Exhibit 21.1
List of Subsidiaries of Celanese Corporation
(As of December 31, 2021)

Name of Company	Jurisdiction
Aggregate Ownership of more than 50% (100% aggregate ownership unless otherwise indicated)
Acetate (Malta) Company Limited	Malta
Acetate Belgium Holdings B.V.	Netherlands
Acetate Belgium Holdings LLC	Delaware
Acetate Europe Coöperatief U.A.	Netherlands
Acetate Holdings LLC	Delaware
Acetate Intermediate Holdings LLC	Delaware
Acetate International LLC	Delaware
Acetate Holding Company Limited	Hong Kong
Acetate Hong Kong Holdings LLC	Delaware
Acetate Luxembourg S.à r.l.	Luxembourg
Acetate Sales U.S. Ltd.	Texas
Acetate UTP Holdings LLC	Delaware
Acetex Chimie S.A.S.	France
Advanced Elastomer Systems Ltd.	United Kingdom
CCC Environmental Management and Solutions GmbH & Co. KG	Germany
CCC Environmental Management and Solutions Verwaltungs-GmbH	Germany
CdwllMex S. de R.L. de C.V.	Mexico
CE Mexico Holdings LLC	Delaware
CE Receivables LLC	Delaware
Celanese (China) Holding Co., Ltd.	China
Celanese (Malta) Acetyls Holdings Limited	Malta
Celanese (Malta) Company 2 Limited	Malta
Celanese (Malta) Company Limited	Malta
Celaese (Malta) EM Holdings Limited	Malta
Celanese (Malta) Partnership	Malta
Celanese (Nanjing) Chemical Co., Ltd.	China
Celanese (Shanghai) International Trading Co., Ltd.	China
Celanese (Shanghai) Polymers Co., Ltd.	China
Celanese (Suzhou) Engineering Plastics Co., Ltd.	China
Celanese Acetate C.V.	Netherlands
Celanese Acetate LLC	Delaware
Celanese Acetate Holdings LLC	Delaware
Celanese Alpine 2 LLC & Co. KG	Germany
Celanese Americas LLC	Delaware
Celanese Betiligungs GmbH	Germany
Celanese BV	Belgium
Celanese Canada Holdings Limited	United Kingdom
Celanese Canada ULC	Canada
Celanese Chemicals, Inc.	Delaware
Celanese Chemicals India Private Limited	India
Celanese Chemicals S.A. (Pty) Ltd.	South Africa
Celanese Comercial S. de R.L. de C.V.	Mexico
Celanese Deutschland Holding GmbH	Germany
Celanese Emulsions Limited	United Kingdom
Celanese Emulsions Pension Plan Trustees Limited	United Kingdom

Celanese Europe B.V.	Netherlands
Celanese EVA Performance Polymers LLC	Delaware
Celanese Europe Holdings LLC	Delaware
Celanese Far East Limited	Hong Kong
Celanese Finance Company Limited	Hong Kong
Celanese Finance Holdings 2 Limited	Jersey
Celanese Foreign Holdings U.K. Limited	United Kingdom
Celanese France Holdings S.à r.l.	Luxembourg
Celanese Global Relocation LLC	Delaware
Celanese Holding 1, S. de R.L. de C.V.	Mexico
Celanese Holding Company Limited	Hong Kong
Celanese Holdings (Malta) 2 Limited	Malta
Celanese Holdings (Malta) Limited	Malta
Celanese Holdings UK 1 Limited	United Kingdom
Celanese Holdings UK 2 Limited	United Kingdom
Celanese Holdings UK 3 Limited	United Kingdom
Celanese Hong Kong Holdings LLC	Delaware
Celanese Hungary Kft.	Hungary
Celanese India Holdings B.V.	Netherlands
Celanese Internal Finance Limited	Hong Kong
Celanese International Corporation	Delaware
Celanese IP Germany GmbH	Germany
Celanese IP Hungary Bt.	Hungary
Celanese Japan Limited	Japan
Celanese Jersey Company Limited	Jersey
Celanese Korea Ltd.	Korea
Celanese Ltd.	Texas
Celanese Materials Mexico S. de R.L. de C.V.	Mexico
Celanese Mexico Holdings LLC	Delaware
Celanese Operations Mexico S. de R.L. de C.V.	Mexico
Celanese Production Belgium BV	Belgium
Celanese Production Germany GmbH & Co. KG	Germany
Celanese Production Italy S.r.l.	Italy
Celanese Production Netherlands B.V.	Netherlands
Celanese Production Sweden AB	Sweden
Celanese Production Switzerland AG	Switzerland
Celanese Production UK Limited	United Kingdom
Celanese Property Germany GmbH & Co. KG	Germany
Celanese PTE. LTD.	Singapore
Celanese S.A.	Argentina
Celanese Sales Austria GmbH	Austria
Celanese Sales Czech Republic s.r.o.	Czech Republic
Celanese Sales France S.A.S.	France
Celanese Sales Germany GmbH	Germany
Celanese Sales Ibérica, S.L.U.	Spain
Celanese Sales Italy S.r.l.	Italy
Celanese Sales Netherlands B.V.	Netherlands
Celanese Sales Rus AO	Russia

Celanese Sales UK Limited	United Kingdom
Celanese Sales U.S. Ltd.	Texas
Celanese Services Belgium BV	Belgium
Celanese Services Germany GmbH	Germany
Celanese Services Italy S.r.l.	Italy
Celanese Services UK Limited	United Kingdom
Celanese Shanghai Holdings LLC	Delaware
Celanese Singapore Acetyls Holding PTE. LTD.	Singapore
Celanese Singapore Chemical Holding PTE. LTD.	Singapore
Celanese Singapore PTE. LTD.	Singapore
Celanese Singapore VAM PTE. LTD.	Singapore
Celanese Singapore Emulsions PTE. LTD.	Singapore
Celanese Switzerland AG	Switzerland
Celanese (Thailand) Limited	Thailand
Celanese US Holdings LLC	Delaware
Celanese Ventas Mexico S. de R.L. de C.V.	Mexico
Celanese Worldwide Holdings LLC	Delaware
Celtran, Inc.	Delaware
Celwood Insurance Company	Vermont
CELX Investments S.à r.l.	Luxembourg
CEMX Holdings LLC	Delaware
CNA Holdings LLC	Delaware
Elwood Limited	Bermuda
FKAT LLC	Delaware
Grupo Celanese, S. de R.L. de C.V.	Mexico
Holding Softer America S.A. de C.V	Mexico
Infraserv Verwaltungs GmbH	Germany
KEP Americas Engineering Plastics, LLC	Delaware
Next Polymers Limited	India
PT Celanese Indonesia Operations	Indonesia
PT Celanese Indonesia Services	Indonesia
RIOMAVA GmbH	Germany
Santoprene Production Pensacola LLC	Delaware
Servicios Corporativos Celanese S. de R.L. de C.V.	Mexico
Tenedora Tercera de Toluca S. de R.L. de C.V.	Mexico
Ticona Fortron Inc.	Delaware
Ticona LLC	Delaware
Ticona Polymers, Inc.	Delaware
Ticona Polymers Ltda.	Brazil

Aggregate Ownership of 50% or less
CTE Petrochemicals Co.[1]	Cayman Islands
Fairway Methanol LLC[1]	Delaware
Fortron (Shanghai) International Trading Co. Ltd.[1]	China
Fortron Industries, LLC[1]	North Carolina
Fortron China Holdings LLC[1]	Delaware
InfraServ GmbH & Co. Gendorf KG2	Germany
Infraserv GmbH & Co. Höechst KG3	Germany

InfraServ GmbH & Co. Wiesbaden KG4	Germany
Korea Engineering Plastics Co., Ltd.[1]	Korea
Kunming Cellulose Fibers Company, Limited[5]	China
National Methanol Company[6]	Saudi Arabia
Nantong Cellulose Fibers Company, Limited[7]	China
Polyplastics Company, Ltd.[8]	Japan
Yncoris GmbH & Co. KG9	Germany
Zhuhai Cellulose Fibers Company, Limited[5]	China

1	Aggregate ownership is 50.00%

2	Aggregate ownership is 29.90%

3	Aggregate ownership is 31.20%

4	Aggregate ownership is 7.90%

5	Aggregate ownership is 30.00%

6	Aggregate ownership is 25.00%

7	Aggregate ownership is 30.68%

8	Aggregate ownership is 21.90%